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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (File No. 333-34042) of our reports dated January 21, 2000, on our audits of the consolidated financial statements, selected consolidated financial data and the financial statement schedule of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company"), which reports were included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended November 26, 1999. We also consent to the references to our firm under the caption "Experts".

PricewaterhouseCoopers LLP

New York, New York
May 2, 2000.